UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2012

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2012, TranSwitch Corporation (the “Company”) announced that it entered into a Securities Purchase Agreement dated May 8, 2012 (the “Investor Purchase Agreement”) with certain purchasers to sell 1,315,006 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), for gross proceeds of $2,445,911 (the “Investor Offering”). The purchase price for each share of Common Stock was $1.86. Attached hereto as Exhibit 10.1 is the form of Investor Purchase Agreement entered into by the Company and such purchasers, which is incorporated herein by reference.

 On May 8, 2012, the Company also announced that it entered into a Securities Purchase Agreement dated May 8, 2012 (the “Director and Officer Purchase Agreement”) with certain of the Company’s directors and officers to sell up to 161,150 shares of the Company’s Common Stock, for gross proceeds of $333,580 (the “Director and Officer Offering” and together with the Investor Offering, the “Registered Direct Offering”). The purchase price for each share of Common Stock in the Director and Officer Offering was the greater of $2.07, which was equal to or greater than the consolidated closing bid price immediately preceding the time the Company entered into the Director and Officer Purchase Agreement, or the price that will be the consolidated closing bid price on May 10, 2012.

The shares to be sold in the Registered Direct Offering are registered pursuant to a prospectus supplement dated May 8, 2012 and an accompanying prospectus dated October 21, 2009, pursuant to the Company’s effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2009 and declared effective by the Commission on October 28, 2009.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Company’s estimated offering expenses, are expected to be approximately $2,729,491. The Registered Direct Offering is expected to close on or about May 11, 2012, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of the Investor Purchase Agreement and the Director and Officer Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.

The Company issued a press release announcing the Registered Direct Offering, a copy of which is attached hereto as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2012, the Company issued a press release reporting its results of operations and financial condition for the quarter ended March 31, 2012, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including information relating to Item 2.02 contained in Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

The Exhibits included as part of this Current Report on Form 8-K are listed in the Exhibit Index that follows. The Exhibit Index and the Exhibits listed therein are incorporated herein by this reference.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Pierce Atwood LLP

10.1	Securities Purchase Agreement, dated May 8, 2012, by and among TranSwitch Corporation and the Purchasers named therein.

10.2	Securities Purchase Agreement, dated May 8, 2012, by and among TranSwitch Corporation and the Purchasers named therein.

23.1	Consent of Pierce Atwood LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TranSwitch Corporation
May 8, 2012	By:	/s/ Robert Bosi
		Name:	Robert Bosi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Pierce Atwood LLP

10.1	Securities Purchase Agreement, dated May 8, 2012, by and among TranSwitch Corporation and the Purchasers named therein.

10.2	Securities Purchase Agreement, dated May 8, 2012, by and among TranSwitch Corporation and the Purchasers named therein.

23.1	Consent of Pierce Atwood LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 8, 2012.